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                                                                    EXHIBIT 4.13



                          LIMITED LIABLITY AGREEMENT OF
                                TPS HAMAKUA, LLC

     This Limited Liability Company Agreement (this "Agreement") relating to TPS Hamakua, LLC (the "Company") is entered into as of November 17, 2000 TECO Energy, Inc., a Delaware corporation ("TECO").

     WHEREAS, TECO has agreed to operate the Company as a limited liability company under the Delaware Limited Liability Company Act, 6 Del.C. 18-101, et seq., as amended from time to time (the "Act"), in accordance with the terms and subject to the conditions set forth in this Agreement

     NOW, THEREFORE, for good and valuable consideration, TECO, intending legally to be bound, agrees as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     The following capitalized terms shall have the meaning specified in this
Article 1. Other terms are defined throughout this Agreement and have the meanings respectively ascribed to them.

     "Member" means each Person signing this Agreement and any Person who subsequently is admitted as a member of the Company in accordance with the Act.

     "Person" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate or other entity.

                                    ARTICLE 2
                                  ORGANIZATION

     2.1 NAME OF THE COMPANY. The name of the Company shall be "TPS Hamakua, LLC." The Company may do business under that name and under any other name or names upon which a majority of the Members agree. If the Company does business under a name other than that set forth in its Certificate of Formation, the Company shall file a trade name or doing business certificate or any other documents as required by applicable law.

     2.2 PURPOSE. The Company is organized to engage in any lawful activity for which a limited liability company may be formed under the laws of Delaware.

     2.3 POWERS. The Company shall have all of the powers necessary or convenient to the conduct, promotion or attainment of the business, trade, profession, purposes or activities of the Company, including, without limitation, all of the powers of an individual, partnership, corporation or other entity under Delaware law.



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     2.4 TERM. The term of the Company began upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware and shall continue until terminated pursuant to the Act.

     2.5 REGISTERED OFFICE IN DELAWARE. The registered office of the Company in the State of Delaware shall be c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, or at any other place within the State of Delaware upon which the Members agree.

     2.6 RESIDENT AGENT IN DELAWARE. The name and address of the Company's resident agent in the State of Delaware shall be Corporation Service Company.

     2.7 PRINCIPAL OFFICE. The Company's principal office shall be c/o TECO Energy, Inc., 702 North Franklin Street, Tampa, FL 33602, or at any other place within or without the State of Delaware upon which the Members agree.

                                   ARTICLE 3
                            MANAGEMENT OF THE COMPANY

     3.1 MANAGEMENT OF THE COMPANY. Except when the approval of the Members is required by this Agreement, (a) the powers of the Company shall be exercised by or under the authority of the Board and the officers appointed pursuant to
Section 3.19 and (b) the Board may make all decisions and take all actions for the Company which are necessary or appropriate to carry out the Company's purposes. The Board shall be the "Managers" of the Company as such term is defined in Section 18-101(10) of the Act. If there is more than one Member, no Member shall have any authority to bind the Company.

     3.2 COMPOSITION OF THE BOARD. The Board shall be comprised of directors (each, a "Director") appointed by a majority in interest of the Members

     3.3 REMOVAL AND RESIGNATION OF DIRECTORS. A majority in interest of the Members may, at any time, remove from the Board (with or without cause) any Director. Any Director may resign by delivering written resignation to the Company at the Company's principal office addressed to the Board, which resignation shall be effective upon receipt by the Board. A vacancy in any Director position shall be filled by a majority in interest of the Members.

     3.4 MEETINGS. The Board shall meet upon the call of any Director. The Board may designate any place as the place of meeting for any meeting of the Board. Written or telephonic notice to each Director must be given by the persons calling such meeting at least 24 hours prior to the scheduled time of the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting. If a quorum of Directors meets at any time and place and consents to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and any Company action which may be taken at a meeting of the Board may be taken at such meeting.

     3.5 QUORUM AND VOTING. At any meeting of the Board, a majority of the Directors must be present to constitute a quorum for the transaction of any business which





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may be taken at such a meeting. In the absence of a quorum, any Director present at such meeting in person or by telephone shall have the power to adjourn such meeting until a quorum shall be constituted. Each Director shall be entitled to one vote upon any matter submitted to a vote at a meeting of the Board. The affirmative vote of the Directors present at any meeting at which a quorum is present shall be the act of the Board, and no single Director, in his or her capacity as such, may make any decisions or take any actions on behalf of the Company without such vote.

     3.6 WRITTEN ACTION. Any action required to be, or which may be, taken by the Board may be taken without a meeting if consented thereto in a writing setting forth the action so taken and signed by a majority of the Directors. Such consent shall have the same force and effect as vote at a meeting, and the execution of such consent shall have the same effect as attendance or presence in person at a meeting of the Board or any committee thereof, as the case may be.

     3.7 TELEPHONIC PARTICIPATION IN MEETINGS. Directors may participate in any meeting of the Board through telephonic or similar communications equipment by means of which all Directors participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.

     3.8 DELEGATION OF AUTHORITY. The Board may, from time to time, in its sole discretion delegate in writing to one or more persons (including any officer of the Company) any of its authority and duties. Such delegation may be revoked at any time by the Board, unless the agreement pursuant to which the Board delegated authority to one or more persons provides otherwise.

     3.9 OFFICERS. The Board may appoint such officers as the Board deems appropriate, who shall perform such duties and have such authority as are from time to time assigned to them by the Board.

                                    ARTICLE 4
                                  DISTRIBUTIONS

     4.1 DISTRIBUTIONS. The Board may cause the Company to distribute its assets to the Members in such amounts and at such times as the Board determines, subject only to the provisions of the Act.

                                    ARTICLE 5
                          INITIAL CAPITAL CONTRIBUTIONS

     5.1 INITIAL CAPITAL CONTRIBUTIONS. TECO has made or hereby agrees to make an initial capital contribution to the Company of $10.00, as shown on SCHEDULE A hereto (the "Capital Contribution").



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                                    ARTICLE 6
                          LIABILITY AND INDEMNIFICATION

     6.1 Members shall not be liable, responsible or accountable, in damages or otherwise, to other Members or to the Company for any act performed by them with respect to Company matters, except with respect to any matter as to which a Member shall have been adjudicated in any proceeding (i) to have breached a duty of loyalty to the Company or its Members or (ii) to have engaged in fraud, willful misconduct or gross negligence. No Member shall be obligated personally for any debt, obligation or liability of the Company or of any other Member, whether arising in contract, tort or otherwise, solely by reason of being or acting as a Member of the Company.

     6.2 The Company shall indemnify, defend and save harmless each Member for any act performed by the Member with respect to Company matters (including, without limitation, any and all losses, costs, damages, fees, claims, liabilities and expenses) incurred by reason of (a) its status as a Member of the Company, (ii) any act performed in good faith within the scope of the authority conferred by this Agreement, (iii) any failure or refusal to perform any acts except those required by the terms of this Agreement or (iv) any performance or omission to perform any acts based upon reasonable good faith reliance on the advice of accountants or legal counsel for the Company, except with respect to any matter as to which he or she shall have been adjudicated in any proceeding (i) to have breached a duty of loyalty to the Company or its Members or (ii) to have engaged in fraud, willful misconduct or gross negligence. Except as limited by law, expenses incurred by a Member in defending any proceeding, including but not limited to a proceeding by or in the right of the Company, shall be paid by the Company to the Member in advance of final disposition of the proceeding upon receipt of its written undertaking to pay such amount if the Member or Officer is adjudicated to be ineligible for indemnification, which undertaking need not be secured.

     6.3 The Company shall have power to purchase and maintain insurance on behalf of any Member, officer, agent or employee against any liability or cost incurred by such person in any such capacity or arising out of its status as such, whether or not the Company would have power to indemnify against such liability or cost.

     6.4 The provisions of this Section shall not be construed to limit the power of the Company to indemnify its Members, officers, employees or agents to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law. Nothing provided in or omitted from this Section shall have the effect of limiting any right of indemnification existing independently of this Section.

                                    ARTICLE 7
                                     GENERAL

     7.1 ASSURANCES. Each Member shall execute all certificates and other documents and shall do all such filing, recording, publishing and other acts as the Members deem appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules and regulations relating to the acquisition, operation or holding of the property of the Company.



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     7.2 COMPLETE AGREEMENT. This Agreement constitutes the complete and exclusive statement of the agreement among the Members. It supersedes all prior written and oral statements, including any prior representation, statement, condition or warranty. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of the Members.

     7.3 APPLICABLE LAW. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Delaware.

     7.4 SECTION TITLES. The headings herein are inserted as a matter of convenience only and do not define, limit or describe the scope of this Agreement or the intent of the provisions hereof.

     7.5 BINDING PROVISIONS. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns.

     7.6 JURISDICTION AND VENUE. Any suit involving any dispute or matter arising under this Agreement may only be brought in the United States District Court for the District of Delaware or any court of the State of Delaware having jurisdiction over the subject matter of the dispute or matter. All Members hereby consent to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

     7.7 TERMS. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

     7.8 SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

     7.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

                           [Signature page to follow]



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     IN WITNESS WHEREOF, the Operating Agreement is executed as of the 17th day of November, 2000.


                                         MEMBER:

                                         TECO Energy, Inc.


                                         By: /s/ Gordon L. Gillette
                                            ----------------------------------
                                         Name:  Gordon L. Gillette
                                         Title: Vice President-Finance and
                                                Chief Financial Officer



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                                   SCHEDULE A

                    LIST OF MEMBERS AND PERCENTAGE INTERESTS


NAME AND ADDRESS              CAPITAL CONTRIBUTION          PERCENTAGE INTEREST

TECO Energy, Inc.                     $10.00                        100%
TECO Plaza
702 N. Franklin Street
Tampa, FL  33602



TOTAL:                                $10.00                        100%
                                      ------                        ----



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                                 AMENDMENT NO. 1
                                       TO
                          LIMITED LIABLITY AGREEMENT OF
                                TPS HAMAKUA, LLC



     TECO Energy, Inc. as sole member of TPS Hamakua, LLC, through one of the duly appointed officers of TPS Hamakua, LLC, hereby amends the Limited Liability Company Agreement of TPS Hamakua, LLC (the "Agreement") as follows:

The first sentence of the introductory paragraph is hereby amended and restated in its entirety to read as follows:

     This Limited Liability Company Agreement (this "Agreement") relating to TECO Funding Company I, LLC (the "Company") is entered into as of November 17, 2000 TECO Energy, Inc., a Delaware corporation ("TECO").

The first sentence of Article 2, Section 2.1 NAME OF THE COMPANY. is hereby amended and restates in its entirety to read as follows:

     The name of the Company shall be "TECO Funding Company I, LLC."


Any and all additional references to "TPS Hamakua, LLC" contained in the Agreement are hereby changed to "TECO Funding Company I, LLC".

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Amendment No. 1 as of the 17th day of November 2000.



                                         By: /s/ Gordon L. Gillette
                                            ----------------------------------
                                         Name:  Gordon L. Gillette
                                         Title: Vice President-Finance and
                                                Chief Financial Officer